Form 3
Exhibit 99.1 - Joint Filer Information



Name:

	Windamere, LLC

Address:

	6402 Cardeno Drive
	La Jolla, CA 92037

Designated Filer:

	Scott L. Glenn

Issuer & Trading Symbol:

	Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

	3/31/2004

Signature:

	By:	/s/ Scott L. Glenn
	Its:	Managing Member